EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No.333-120182 on form S-3D and File No. 333-118085, File No. 333-137104 and File No. 333-137103 on Forms S-8 of Fentura Financial, Inc. of our report dated March 9, 2011, except for note 2, for which the date is March 16, 2012, relating to the 2010 consolidated financial statements, appearing in this 2011 Annual Report on Form 10-K.

/s/ CROWE HORWATH LLP

Grand Rapids, Michigan

March 16, 2012